UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2017

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events
Item 8.01 Other Events.
On October 20, 2017, Avista Corporation (Avista Corp. or the Company) and multiple parties to the Company's electric and natural gas general rate cases reached a settlement agreement that has been submitted to the Idaho Public Utilities Commission for its consideration. If approved, new rates would take effect January 1, 2018 and January 1, 2019.
The settlement agreement is a two-year rate plan and if approved, will have the following electric and natural gas base rate changes each year (dollars in millions):

	Electric		Natural Gas
Effective Date	Revenue Increase	Base Rate Increase	Revenue Increase	Base Rate Increase
January 1, 2018	$12.9	5.2%	$1.2	2.9%
January 1, 2019	$4.5	1.9%	$1.1	2.7%
The settlement agreement is based on a rate of return on rate base (ROR) of 7.61 percent with a common equity ratio of 50.0 percent and a 9.5 percent return on equity (ROE).
As a part of the two-year rate plan, if approved, the Company would not file a new general rate case for a new rate plan to be effective prior to January 1, 2020.
Avista Corp.'s Original Request
The Company's original request was a two-year rate plan and requested the following electric and natural gas base rate changes each year (dollars in millions):

	Electric		Natural Gas
Effective Date	Proposed Revenue Increase	Proposed Base Rate Increase	Proposed Revenue Increase	Proposed Base Rate Increase
January 1, 2018	$18.6	7.5%	$3.5	8.8%
January 1, 2019	$9.9	3.7%	$2.1	5.0%
The original requests were based on a proposed ROR of 7.81 percent with a common equity ratio of 50.0 percent and a 9.9 percent ROE.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	October 25, 2017	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer